Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 27, 2008 in Amendment No. 4 to the Registration Statement (Form S-4 No. 333-151670) and related Proxy/Prospectus of Heckmann Corporation for the registration of 64,308,149 shares of its common stock.

/s/ Ernst & Young LLP

San Diego, California

September 26, 2008